UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 20, 2016

Spark Energy, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36559	46-5453215
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

12140 Wickchester Ln, Ste 100
Houston, Texas 77079
(Address of Principal Executive Offices)
(Zip Code)

(713) 600-2600
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

•	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
•	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
•	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
•	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On July 20, 2016 Spark Energy, Inc. (NASDAQ: SPKE), a Delaware corporation (the "Company") issued a press release announcing certain preliminary second quarter 2016 earnings information. The Press Release is being furnished as Exhibit 99.1 to this Current Report and is incorporated by reference herein.

Item 7.01 Regulation FD Disclosure.

The Company today announced that its Board of Directors has declared a quarterly cash dividend for the second quarter of 2016 in the amount of $0.3625 per share of Class A common stock. This amount represents an annualized dividend of $1.45 per share. The dividend will be paid on September 13, 2016 to holders of record of the Class A common stock on August 29, 2016.
The information contained in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for the purpose of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, regardless of any general incorporation language in any such filings.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

99.1	Press Release of Dividend Announcement & Preliminary Results for the Second Quarter 2016

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 21, 2016	Spark Energy, Inc.
	By:	/s/ Robert Lane
	Name:	Robert Lane
	Title:	Chief Financial Officer

Exhibit No.	Description

99.1	Press Release of Dividend Announcement & Preliminary Results for the Second Quarter 2016